As filed with the Securities and Exchange Commission on September 25, 2002
Registration No. 333-90630

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CREATIVE HOST SERVICES, INC.
(Exact name of registrant as specified in its charter)

California	33-0169494
(State or Incorporation)	(I.R.S. Employer Identification No.)

16955 Via del Campo, Suite 110, San Diego, California 92127
(Address of principal executive offices and zip code)

CREATIVE HOST SERVICES, INC.
AMENDED AND RESTATED 2001 STOCK OPTION PLAN
FOR DIRECTORS, EXECUTIVE OFFICERS, AND EMPLOYEES OF
AND KEY CONSULTANTS TO CREATIVE HOST SERVICES, INC.
(Full title of the plan)

Copy To:

Sayed Ali, President	Mark J. Richardson, Esq.
Creative Host Services, Inc.	Richardson & Associates
16955 Via Del Campo, Suite 110	Ocean Avenue, Suite 900
San Diego, California 92127	Santa Monica, California 90401
(858) 675-7711	(310) 393-9992
(Name, address and telephone number of agent for service)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused his Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 25th day of September 2002.

CREATIVE HOST SERVICES, INC.

By:	/s/ SAYED ALI
Sayed Ali, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SAYED ALI Sayed Ali	Chairman of the Board, Chief Executive Officer, President, and Chief Financial Officer	September 25, 2002

/s/ TASNEEM VAKHARIA Tasneem Vakharia	Secretary	September 25, 2002

/s/ BOOKER T. GRAVES Booker T. Graves	Director	September 25, 2002

/s/ JOHN P. DONOHUE, JR. John P. Donohue, Jr.	Director	September 25, 2002

/s/ CHARLES B. RADLOFF Charles B. Radloff	Director	September 25, 2002

INDEX TO THE EXHIBIT VOLUME TO
POST EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8

4.1	Articles of Incorporation of the Registrant, as amended.(1)

4.2	Bylaws of the Registrant.(1)

4.3	Creative Host Services, Inc. 2001 Stock Option Plan.(1)

5.1	Opinion of Richardson & Associates as to the legality of the securities being registered.(2)

23.1	Consent of Richardson & Associates (included as part of Exhibit 5.1).(2)

23.2	Consent of Stonefield Josephson, Independent Certified Public Accountants.(2)

24.1	Power of Attorney.(2)

99.1	Reoffer Prospectus, dated June 17, 2002.

(1)
Incorporated by reference from the exhibits included with the Company’s Registration Statement (No. 333-6722) on Form SB-2 filed with the SEC on April 3, 1997, or from the exhibits included with the Company’s Information Statement filed with the Securities and Exchange Commission on January 7, 2002.

(2)	Incorporated by reference from the exhibits included with the Company’s Registration Statement (No. 333-90630) on Form S-8 file with the SEC on June 17, 2002.

3